UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a) - (c)	Not applicable.

(d)	On February 26, 2013, the Board of Directors of New York Community Bancorp, Inc. (the "Company") appointed Lawrence J. Savarese to the Board of Directors of the Company as well as the Boards of Directors of the Company's wholly-owned subsidiaries, New York Community Bank and New York Commercial Bank (together, the "Banks"), effective March 4, 2013.

Mr. Savarese is expected to serve on the Audit, Investment, Risk Assessment, and Nominating Committees of the Company and the Banks. As an independent director, Mr. Savarese will receive the customary annual retainer, fees, and benefits for his service, and will also be eligible to participate in the Company's stock-based incentive plans.

A copy of the press release announcing Mr. Savarese's appointment to the Boards of Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

(e)	Not applicable.

Item 9.01	Financial Statements and Exhibits

(a) - (c)	Not applicable.

(d)	Exhibits

Number	Description

99.1	Press release dated March 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2013	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications

EXHIBIT INDEX

Exhibit 99.1	Press release issued by the Company on March 4, 2013.